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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to incorporation by reference in the registration statement (No. 333-11097) on Form S-8 of Mitcham Industries, Inc. of our report dated March 28, 2000, which report appears in the January 31, 2000 annual report on Form 10-K of Mitcham Industries, Inc.




/s/ HEIN + ASSOCIATES LLP
-----------------------------
HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas
May 1, 2000